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                                                                    EXHIBIT 99.1

For more information, contact:

Financial Inquiries:
--------------------
David Parker                             Liz Huebner
Primus                                   Primus
(206) 834-8477                           (206) 834-8451
parker@primus.com                        lhuebner@primus.com
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Trade Press Inquiries:
----------------------
Ann Dupuis                               Norman Guadagno
KVO Public Relations                     Primus
(503) 221-2367                           (206) 834-8110
ann_dupuis@kvo.com                       norman@primus.com

Primus and Imparto Software Sign Definitive Merger Agreement

Strategic Combination to Provide Innovative eService Software for both dot.com and Enterprise Customers

Seattle, WA - December 13, 1999 - Primus (NASDAQ:PKSI), a leading provider of eService software and services, today announced the signing of a definitive merger agreement with privately-held Imparto Software, Inc of Palo Alto, CA, a leading provider of eMarketing solutions. The strategic combination will create a leader in innovative eService and eMarketing software for both dot.com and enterprise customers. Under the terms of the agreement, Primus will acquire all outstanding stock of Imparto in exchange for one million shares of Primus common stock. The merger is intended to be a pooling-of-interests and is subject to approval by the shareholders of Imparto and other customary conditions. Executives of Imparto have agreed to vote their shares in favor of the proposed transaction. As a result of the transaction, Imparto will become a wholly owned subsidiary of Primus.

The acquisition will enable Primus to expand and enhance the company's existing eService software and service offerings, such as Primus(R) Interchange, with the addition of the Imparto(TM) Web Marketing Suite. This combination will create a powerful link between the marketing focus before the sale and the critical issues encountered by those same users after the sale, forming the eService cycle essential to successful eBusiness. All of the key contact points between customer and business can be integrated through the Primus eService software infrastructure.

The combined companies will have approximately 225 employees worldwide and over 85 customers that span the new economy from dot.com startup to Global 2000 enterprise, including such progressive companies as 3M, 3Com, Brio Technology, Cirrus Logic, Compaq, Fair Isaac, GTE Internetworking, New Century Mortgage and Novell.

"The market is quickly realizing that the success of eBusiness depends on world-class eService being delivered to online customers at every stage in their lifecycle, along with measurable ROI for the company. With this acquisition, Primus will be able to extend our eService software infrastructure from the marketing department through to the support center," said Michael Brochu, Primus President and CEO. "The combination of Primus and Imparto will allow businesses to have an integrated software suite that manages
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all of the essential contact points with the online customer, in both business-
to-business and business-to-consumer environments, and sets new standards for eService."

"This acquisition will create exceptional value for the employees, shareholders, and customers of both companies," said Dan Rudolph, President and CEO of Imparto. "Primus and Imparto have both realized that the promise of eService needs something beyond simple email routing and stand-alone marketing campaigns to be truly successful. Our complementary product families both deliver on this promise and stand out in the market due to their powerful underlying technology and strong focus on value creation."

Primus Provides Complete eService Software Infrastructure

Primus(R) Interchange is the first eService solution to allow both sides of the eBusiness transaction - business and customer - to receive real value from every interaction. With Primus Interchange, a user submits an email inquiry, and the system automatically searches the knowledgebase and returns an email message that both contains suggested answers to the user's question and performs intelligent routing on the backend. The product couples these eService capabilities with the Primus(R) Associative Search Engine to deliver fast, accurate answers to users, and capture that information for use by the company in the future. Alternatively, users may opt to search the customer service knowledgebase directly through the company's web site. All self-service options are available 24 hours a day, seven days a week.

The Imparto(TM) Web Marketing Suite provides an end-to-end integrated solution for creating content and managing personalized marketing campaigns to precisely targeted audiences along with building and maintaining a powerful web marketing database. The software suite includes the following components:


     Imparto(TM) Programs: to manage email and other online marketing campaigns

     Imparto(TM) Audience: to segment customers and learn more about them

     Imparto(TM) Website: to create and maintain content for a website

     Imparto(TM) Reporter: to create reports for tracking effectiveness and ROI

     Imparto(TM) Administrator: to customize the Imparto Suite to meet specific needs

The Imparto Web Marketing Suite drives eMarketing that moves beyond the opportunity to just sell and focuses on the opportunity to enable a relationship between business and customer.

About Imparto

Imparto is a leading provider of B2B mid-market solutions for building relationship-enabled websites that drive customer acquisition and customer satisfaction.. Based in Palo Alto, Calif., Imparto has provided applications and services for the web infrastructure since its founding in 1995. Privately held, principal investors in Imparto include: Aspen Ventures, Athena Technology Ventures, GCI Technology and Red Rock Ventures. For more information, please visit www.imparto.com.
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About Primus

Primus is a leading provider of eService software and services. The company's applications enable organizations to create, capture, reuse and share knowledge worldwide. Primus customers include 3Com, 3M, AT&T Wireless, ClientLogic Corporation, Compaq, EDS (formerly SHL/MCI Systemhouse), EMC Corporation, Entex, Ericsson Inc., Fujitsu Limited, Inc., GTE Internetworking, Micron Electronics, Inc., Motorola, Network Associates, Novell, Origin Managed Services, PSInet, QAD Inc., Simplex Time Recorder Co., and SGI. All Primus products integrate easily with leading customer relationship management applications, including those from Clarify, Onyx Software, Remedy, Siebel Systems and Vantive. Based in Seattle, Washington, Primus has offices in Atlanta, Boston, Chicago, Dallas, Los
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Angeles, San Francisco and Washington, D.C. Primus Solutions UK Ltd., a wholly owned subsidiary of Primus, has offices in London. Primus KK, a joint venture with Trans Cosmos, Inc., markets and sells SolutionSeries products in Japan. For more information, contact Primus at 1601 Fifth Avenue, Suite 1900, Seattle, Washington, 98101; (206) 292-1000; or visit the Primus Web site at www.primus.com.
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As a result of an equity investment in Imparto, Ernst & Young LLP will be required to resign as Primus' independent auditor. After the closing, Ernst & Young LLP will own more than one percent of Primus' outstanding stock and would therefore no longer be considered "independent" under applicable accounting and auditing rules. Primus' board of directors has accepted the resignation and plans to begin selection of replacement auditors immediately.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the anticipated outcomes and impact of the proposed transaction. These statements are subject to significant risks and uncertainties that may cause actual results to vary from expectations. Such factors include: the possibility of adverse changes in the markets the companies serve; substantial delay in the expected closing of the merger; unexpected costs in connection with the combination, including diversion of management time; risks relating to integrating Primus and Imparto, risks involved in retaining and motivating key personnel, difficulties in obtaining any of the expected benefits of the combination; risks and uncertainties regarding the operations of Primus are described in it most recent report on Form 10-Q for the quarter ended September 30, 1999 filed with the SEC; in addition, as part of its growth strategy, Primus intends to pursue the acquisition of other companies that either compliment of expand its existing business. Acquisitions involve a number of risks, including expansion into new markets and business areas and diversion of management's attention to the integration of the operations and personnel of the acquired companies.